SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):                July 7, 2017

PROTAGENIC THERAPEUTICS, INC.
(Exact name of Company as specified in its charter)

Delaware	000-51353	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

149 Fifth Avenue, Suite 500, New York, NY	10010
(Address of principal executive offices)	(Zip Code)

212-994-8200
(Company’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Protagenic Therapeutics, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”) on July 7, 2017. Holders of an aggregate of 10,261,419 shares of the Company’s Common Stock at the close of business on May 15, 2017 were entitled to vote at the Annual Meeting, of which 6,492,877 shares were present in person or represented by proxy. At the Annual Meeting, the Company’s stockholders voted as follows:

Proposal One:  The stockholders elected each of the following individuals as a director for a one year term expiring on the date of the Company’s 2018 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

Name	For	Against	Withheld	Broker Non-Votes
Garo H. Armen	6,435,300	0	50,135	7,442
Robert B. Stein	6,435,299	0	50,136	7,442
Khalil Barrage	6,435,308	0	50,127	7,442
Josh Silverman	6,435,310	0	50,125	7,442

Proposal Two:  The stockholders ratified the selection of MaloneBailey LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

For	Against	Abstain
6,255,579	582	236,716

Proposal Three:  The stockholders approved, on an advisory basis, the 2016 compensation for the Company’s named executive officers, as described in the proxy statement for the 2017 Annual Meeting.

For	Against	Abstain	Broker Non-Votes
6,060,681	158	424,596	7,442

Item 7.01 Regulation FD Disclosure

The Company’s Executive Chairman, Garo H. Armen, gave shareholders who attended the annual meeting an update on the Company’s R&D efforts and progress. His comments were as follows:

Commentary Made by Executive Chairman to Shareholders at Annual Meeting July 7, 2017

Thanks once again, for joining the 2017 Protagenic Therapeutics Annual Shareholder Meeting. I’m here today to discuss our recent achievements and our near-term objectives.

We are a nimble start-up company with the good fortune to be developing a first-in-class neurologically relevant brain peptide that has a critical role in brain physiology.  How do we know that it plays a critical role?  Well, this peptide, known as TCAP, is in the brain of every animal ever studied, from primitive worms and fruit flies up through and including us, humans.  TCAP is a molecule that is so highly conserved throughout evolution that, simply put, it must be serving a critically vital role. For example, based on our extensive pharmacological studies, we know TCAP is a key mediator of normal brain function and has the potential of restoring neurological and psychiatric health, that is, it can potentially be active in the treatment of psychiatric disorders such as anxiety and depression as well as addictive behavior.

2016 and the first half of 2017 has been a pivotal period in our Company’s history. Having demonstrated consistent activity in a substantial number of relevant animal models of depression and anxiety in our laboratory at the university of Toronto, our drug candidate, PT00114, is the subject of experiments at a world-renowned laboratory, the Charles River laboratories. We expect these results to be analyzed and publicly disclosed in the very near future. Pending the outcome of these external experiments, we expect to further our efforts towards an IND filing.

This is an exciting period for a field that has not seen advancements with a new class of compounds for over a decade.

To advance our efforts with reduced dilution to shareholders, we’ve begun pursuing grant funding opportunities. In this regard, we have engaged a grant writing and lobbying consultancy group with an impressive track record.

In closing, Protagenic Therapeutics has the leadership, intellectual and technological capital, and the resources to see PT0014 through to the clinic. With additional financing, the Company could advance our drug on to commercialization and, importantly, on to patients.

Thanks again for your participation and continued support in our journey. I look forward to providing further updates soon. Thanks again. Let me now close the meeting.

Garo H. Armen, Ph.D.

July 7, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTAGENIC THERAPEUTICS, INC.

Date: July 10, 2017	By:	/s/ Alexander K. Arrow
Name: Alexander K. Arrow
Title: Chief Financial Officer

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